                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated September 2, 1996 (except for Notes A-1 and P, as to which the date is October 3, 1996), accompanying the consolidated financial statements and schedule included in the Annual Report of VTX Electronics Corp. on Form 10-K for the year ended June 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of VTX Electronics Corp. on Form S-8 (Registration No. 33-86264).




GRANT THORNTON LLP


Melville, New York
November 4, 1996